EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated 24 February 2010 (31 March 2010 for the consolidating financial information included in Note 43, and 13 August 2010 as to the retrospective restatements related to discontinued operations described in Note 1 of the Accounting Policies), relating to the consolidated financial statements of The Royal Bank of Scotland Group plc (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective restatements discussed in Note 1 and the consolidating financial information included in Note 43), and the effectiveness of The Royal Bank of Scotland Group plc’s internal control over financial reporting, appearing in this Form 6-K of The Royal Bank of Scotland Group plc in the following Registration Statements:

Form Registration Statement No.

F-3 333-162219
F-3 333-123972
F-3 333-100661
F-3 333-73950
S-8 333-160220
S-8 333-85208
S-8 333-115726
S-8 333-120980
S-8 333-130558
S-8 333-153673

/s/ DELOITTE LLP
Edinburgh, United Kingdom
13 August 2010